Exhibit (j)(2)







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the BHR Institutional Funds. Such reference is included in the Statement of Additional Information of the Smith Group Large Cap Core Growth Fund under "Independent Registered Public Accounting Firm".




                                            /S/ BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
MAY 29, 2007